Exhibit 99.2

Monolithic Power Systems

Q3’24 Earnings Commentary

The highest quality power solutions for

Industrial Applications, Telecom Infrastructures,

Cloud Computing, Automotive, and Consumer Applications

Monolithic Power Systems to Report Third Quarter Results on October 30, 2024

MPS will report its results after the market closes on October 30, 2024 and host a question-and-answer webinar at 2:00 p.m. PT / 5:00 p.m. ET. The live event will be held via a Zoom webcast, which can be accessed at https://mpsic.zoom.us/j/99356457350.

Q3 2024 Financial Summary	(Unaudited)

GAAP

	Q3’24	Q2’24	Q3’23	QoQ Change	YoY Change
Revenue ($k)	$620,119	$507,431	$474,867	Up 22.2%	Up 30.6%
Gross Margin	55.4%	55.3%	55.5%	Up 0.1 pts	Down 0.1 pts
Opex ($k)	$179,415	$164,042	$127,975	Up 9.4%	Up 40.2%
Operating Margin	26.5%	23.0%	28.5%	Up 3.5 pts	Down 2.0 pts
Net income ($k)	$144,430	$100,366	$121,163	Up 43.9%	Up 19.2%
Diluted EPS	$ 2.95	$ 2.05	$ 2.48	Up 43.9%	Up 19.0%

Non-GAAP

	Q3’24	Q2’24	Q3’23	QoQ Change	YoY Change
Revenue ($k)	$620,119	$507,431	$474,867	Up 22.2%	Up 30.6%
Gross Margin	55.8%	55.7%	55.7%	Up 0.1 pts	Up 0.1 pts
Opex ($k)	$125,169	$111,667	$96,639	Up 12.1%	Up 29.5%
Operating Margin	35.6%	33.7%	35.3%	Up 1.9 pts	Up 0.3 pts
Net income ($k)	$198,786	$155,076	$150,278	Up 28.2%	Up 32.3%
Diluted EPS	$ 4.06	$ 3.17	$ 3.08	Up 28.1%	Up 31.8%

Revenue by End Market

	Revenue		YoY Change		% of Total Rev
End Market ($M)	Q3’24	Q3’23	$	%	Q3’24	Q3’23
Enterprise Data	$184.5	$98.9	$85.6	86.4%	29.7%	20.8%
Storage & Computing	144.0	129.5	14.5	11.2%	23.2	27.3
Automotive	111.3	95.2	16.1	17.0%	18.0	20.0
Communications	71.9	46.8	25.1	53.6%	11.6	9.9
Consumer	64.4	62.4	2.0	3.3%	10.4	13.1
Industrial	44.0	42.1	1.9	4.5%	7.1	8.9
Total	$620.1	$474.9	$145.2	30.6%	100%	100%

Ongoing Business Conditions

In Q3 2024, MPS achieved record quarterly revenue of $620.1 million, 22.2% higher than revenue in the second quarter of 2024 and 30.6% higher than revenue in the third quarter of 2023.

Our performance during the quarter reflected the strength of our diversified market strategy as we saw improved ordering trends across most end markets, and benefited from revenue ramps associated with design wins secured in past years.

Q3 2024 revenue highlights include:

•	Automotive was up 28% sequentially across all areas including infotainment, lighting, ADAS, and body controls.
•	Communications was up 65% from Q2 2024 reflecting new product ramps for Wi-Fi, optical, networking, and router solutions.
•	Storage and Compute was up 25% sequentially on the strength of demand for DDR5 and SSD memory, and notebooks.

MPS continues to focus on innovation, solving our customers’ most challenging problems, and maintaining the highest level of quality. In addition, we continue to expand and diversify our global supply chain which will allow us to capture future growth, maintain supply stability, and swiftly adapt to market changes as they occur.

“Our results continue to demonstrate the success of our proven, long-term growth strategy and our transformation from being only a chip supplier to a full solutions provider,” said Michael Hsing, CEO and founder of MPS.

Revenue

MPS reported third quarter revenue of $620.1 million, 22.2% higher than the second quarter of 2024 and 30.6% higher than the third quarter of 2023. Compared with the second quarter of 2024, sales in Communications, Consumer, Industrial, Automotive, and Storage and Computing improved sequentially.

Third quarter 2024 Communications revenue of $71.9 million was up 65.0% percent from the second quarter of 2024 reflecting new product ramps for Wi-Fi, optical, networking, and router solutions. Third quarter 2024 Communications revenue was up 53.6% year over year. Communications sales represented 11.6% of our total third quarter 2024 revenue compared with 9.9% in the third quarter of 2023.

Third quarter Consumer revenue of $64.4 million increased 52.5% from the second quarter of 2024 primarily from sales in home appliance and gaming solutions. Third quarter 2024 Consumer revenue was up 3.3% year over year. Consumer revenue represented 10.4% of MPS’s third quarter 2024 revenue compared with 13.1% in the third quarter of 2023.

Third quarter 2024 Industrial revenue of $44.0 million increased 36.4% from the second quarter of 2024 due to higher sales for power sources. Third quarter 2024 Industrial revenue was up 4.5% year over year. Industrial revenue represented 7.1% of our total third quarter 2024 revenue compared with 8.9% in the third quarter of 2023.

Third quarter Automotive revenue of $111.3 million increased 27.7% from the second quarter of 2024. Third quarter 2024 Automotive revenue was up 17.0% year over year due to strength in all areas including infotainment, lighting, ADAS, and body control. Automotive revenue represented 18.0% of MPS’s third quarter 2024 revenue compared with 20.0% in the third quarter of 2023.

Storage and Computing revenue of $144.0 million increased 25.3% from the second quarter of 2024. The sequential increase was primarily on the strength of demand for DDR5, SSDs, and notebooks. Third quarter 2024 Storage and Computing revenue was up 11.2% year over year. Storage and Computing revenue represented 23.2% of MPS’s third quarter 2024 revenue compared with 27.3% in the third quarter of 2023.

In our Enterprise Data market, third quarter 2024 revenue of $184.5 million decreased 1.5% from the second quarter of 2024. Third quarter 2024 Enterprise Data revenue was up 86.4% year over year. Enterprise Data revenue represented 29.7% of MPS’s third quarter 2024 revenue compared with 20.8% in the third quarter of 2023.

Gross Margin & Operating Income

GAAP gross margin was 55.4%, 10 basis points higher than in the second quarter of 2024. The quarter-over-quarter increase was attributed primarily to lower inventory and warranty reserves. Our GAAP operating income was approximately $164.0 million compared to $116.5 million reported in the second quarter of 2024.

Non-GAAP gross margin for the third quarter of 2024 was 55.8%, 10 basis points higher than in the second quarter of 2024. Our non-GAAP operating income was $220.8 million compared to $171.0 million reported in the second quarter of 2024.

Operating Expenses

Our GAAP operating expenses were $179.4 million in the third quarter of 2024 compared with $164.0 million in the second quarter of 2024.

Our Non-GAAP third quarter 2024 operating expenses were approximately $125.2 million, up from $111.7 million in the second quarter of 2024.

The differences between non-GAAP operating expenses and GAAP operating expenses for the quarters discussed here are primarily stock compensation and related expense and deferred compensation plan expense.

For the third quarter of 2024, total stock compensation and related expenses, including approximately $1.7 million charged to cost of goods sold, was $52.4 million compared with $52.7 million recorded in the second quarter of 2024.

The Bottom Line

Third quarter 2024 GAAP net income was $144.4 million or $2.95 per fully diluted share, compared with $100.4 million or $2.05 per share in the second quarter of 2024.

Third quarter 2024 non-GAAP net income was $198.8 million or $4.06 per fully diluted share, compared with $155.1 million or $3.17 per fully diluted share in the second quarter of 2024.

There were 49.0 million fully diluted shares outstanding at the end of the third quarter of 2024.

Balance Sheet and Cash Flow

Cash, cash equivalents and short-term investments were $1.46 billion at the end of the third quarter of 2024 compared to $1.31 billion at the end of the second quarter of 2024. For the quarter, MPS generated operating cash flow of approximately $231.7 million compared with the second quarter of 2024 operating cash flow of $141.0 million.

Accounts receivable ended the third quarter of 2024 at $164.7 million, representing 24 days of sales outstanding, which was 4 days lower than the 28 days reported at the end of the second quarter of 2024.

Our internal inventories at the end of the third quarter of 2024 were $424.9 million, down from $426.8 million at the end of the second quarter of 2024. Days of inventory of 140 days at the end of the third quarter of 2024 were 31 days lower than at the end of the second quarter of 2024.

We have carefully managed our internal inventories throughout the year, balancing the uncertainty in the market with being prepared to capture market upturns when they occur. Comparing current inventory levels using next quarter’s projected revenue, days of inventory at the end of the third quarter of 140 days were flat to the end of the second quarter of 2024.

Selected Balance Sheet and Inventory Data			(Unaudited)

	Q3’24	Q2’24	Q3’23
Cash, Cash Equivalents, and Short-Term Investments	$1,462.4 M	$1,307.6 M	$1,042.9 M
Operating Cash Flow	$231.7 M	$141.0 M	$175.9 M
Accounts Receivable	$164.7 M	$157.9 M	$185.8 M
Days of Sales Outstanding	24 Days	28 Days	36 Days
Internal Inventories	$424.9 M	$426.8 M	$397.3 M
Days of Inventory (current quarter revenue)	140 Days	171 Days	171 Days
Days of Inventory (next quarter revenue)	140 Days	140 Days	178 Days

Q4’24 Business Outlook

For the fourth quarter of 2024 ending December 31, we are forecasting:

•	Revenue in the range of $600 million to $620 million.

•	GAAP gross margin in the range of 55.2% to 55.8%.

•

Non-GAAP gross margin in the range of 55.5% to 56.1%, which excludes the impact from stock-based compensation and related expenses as well as the impact from amortization of acquisition-related intangible assets.

•	Total stock-based compensation and related expenses in the range of $50.3 million to $52.3 million including approximately $1.6 million that would be charged to cost of goods sold.

•	GAAP operating expenses between $170.7 million and $174.7 million.

•	Non-GAAP operating expenses in the range of $122.0 million to $124.0 million. This estimate excludes stock-based compensation and related expenses in the range of $48.7 million to $50.7 million.

•	Interest and other income in the range from $6.2 million to $6.6 million before foreign exchange gains or losses.

•	Non-GAAP tax rate of 12.5% for 2024.

•	Fully diluted shares outstanding in the range of 48.8 to 49.2 million shares.

For further information, contact:

Bernie Blegen

Executive Vice President and Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

MPSInvestor.Relations@monolithicpower.com

Safe Harbor Statement

This earnings commentary contains, and statements that will be made during the accompanying webinar will contain, forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including under the “Q4’24 Business Outlook” section herein, our statement regarding our business focus, our statement regarding the expansion and diversification of our global supply chain and the quote from our CEO and founder, including, among other things, (i) projected revenue, GAAP and non-GAAP gross margin, GAAP and non-GAAP operating expenses, stock-based compensation and related expenses, amortization of acquisition-related intangible assets, other income before foreign exchange gains or losses, and fully diluted shares outstanding, (ii) our outlook for the fourth quarter of fiscal year 2024 and the near-term, medium-term and long-term prospects of MPS, including our ability to adapt to changing market conditions, performance against our business plan, our ability to grow despite the softening in our business, our industry and the global economic environment, revenue growth in certain of our market segments, potential new business segments, our continued investment in research and development (“R&D”), expected revenue growth, customers’ acceptance of our new product offerings, the prospects of our new product development, our expectations regarding market and industry segment trends and prospects, and our projected expansion of capacity and the impact it may have on our business, (iii) our ability to penetrate new markets and expand our market share, (iv) the seasonality of our business, (v) our ability to reduce our expenses, and (vi) statements regarding the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), or (v). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this earnings commentary and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, continued uncertainties in the global economy, including due to the Russia-Ukraine and Middle East conflicts, inflation, consumer sentiment and other factors; adverse events arising from orders or regulations of governmental entities, including such orders or regulations that impact our customers or suppliers, and adoption of new or amended accounting standards; adverse changes in laws and government regulations such as tariffs on imports of foreign goods, export regulations and export classifications, and tax laws or the interpretation of same, including in foreign countries where MPS has offices or operations; the effect of export controls, trade and economic sanctions regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets, particularly in China; our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses; acceptance of, or demand for, our products, in particular the new products launched recently, being different than expected; our ability to increase market share in our targeted markets; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies (including as a result of any continuing impact from the Russia-Ukraine and Middle East conflicts); our ability to efficiently and effectively develop new products and receive a return on our R&D expense investment; our ability to attract new customers and retain existing customers; our ability to meet customer demand for our products due to constraints on our third-party suppliers’ ability to manufacture sufficient quantities of our products or otherwise; our ability to expand manufacturing capacity to support future growth; adverse changes in production and testing efficiency of our products; any political, cultural, military, regulatory, economic, foreign exchange and operational changes in China, where a significant portion of our manufacturing capacity comes from; any market disruptions or interruptions in our schedule of new product development releases; our ability to manage our inventory levels; adequate supply of our products from our third-party manufacturing partners; adverse changes or developments in the semiconductor industry generally, which is cyclical in nature, and our ability to adjust our operations to address such changes or developments; the ongoing consolidation of companies in the semiconductor industry; competition generally and the increasingly competitive nature of our industry; our ability to realize the anticipated benefits of companies and products that MPS acquires, and our ability to effectively and efficiently integrate these acquired companies and products into our operations; the risks, uncertainties and costs of litigation in which MPS is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on our financial performance if its tax and litigation provisions are inadequate; our ability to effectively manage our growth and attract and retain qualified personnel; the effect of epidemics and pandemics on the global economy and on our business; the risks associated with the financial market, economy and geopolitical uncertainties, including the collapse of certain banks in the U.S. and elsewhere and the Russia-Ukraine and Middle East conflicts; our ability to adequately remediate our material weakness; and other important risk factors identified under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K filed with the SEC on February 29, 2024. MPS assumes no obligation to update the information in this earnings commentary or in the accompanying webinar.

Non-GAAP Financial Measures

This CFO Commentary contains references to certain non-GAAP financial measures. Non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income, net, non-GAAP operating income and non-GAAP income before income taxes differ from net income, net income per share, gross margin, operating expenses, other income, net, operating income and income before income taxes determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP net income and non-GAAP net income per share exclude the effect of stock-based compensation and related expenses, which include stock-based compensation expense and employer payroll taxes in relation to the stock-based compensation, net deferred compensation plan expense, amortization of acquisition-related intangible assets and related tax effects. Non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense (income). Non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan income (expense). Non-GAAP operating income excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense (income). Non-GAAP other income, net excludes the effect of deferred compensation plan expense (income). Non-GAAP income before income taxes excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and net deferred compensation plan expense. Projected non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, and amortization of acquisition-related intangible assets. Projected non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’s core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS. See the GAAP to Non-GAAP reconciliations in the tables set forth below.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$144,430	$121,163	$337,337	$330,469

Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation and related expenses*	52,416	33,603	156,889	108,604
Amortization of acquisition-related intangible assets	320	33	983	99
Deferred compensation plan expense, net	141	256	294	767
Tax effect	1,479	(4,777)	(4,149)	(6,144)
Non-GAAP net income	$198,786	$150,278	$491,354	$433,795

Non-GAAP net income per share:
Basic	$4.08	$3.15	$10.09	$9.13
Diluted	$4.06	$3.08	$10.04	$8.90

Shares used in the calculation of non-GAAP net income per share:
Basic	48,757	47,780	48,692	47,501
Diluted	48,964	48,792	48,945	48,734

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross profit	$343,443	$263,541	$876,462	$769,996
Gross margin	55.4%	55.5%	55.3%	56.3%

Adjustments to reconcile gross profit to non-GAAP gross profit:
Stock-based compensation and related expenses*	1,695	1,020	5,230	3,317
Amortization of acquisition-related intangible assets	287	-	884	-
Deferred compensation plan expense (income)	543	(75)	1,083	385
Non-GAAP gross profit	$345,968	$264,486	$883,659	$773,698
Non-GAAP gross margin	55.8%	55.7%	55.7%	56.6%

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating expenses	$179,415	$127,975	$500,411	$397,829

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation and related expenses*	(50,721)	(32,583)	(151,659)	(105,287)
Amortization of acquisition-related intangible assets	(33)	(33)	(99)	(99)
Deferred compensation plan income (expense)	(3,492)	1,280	(8,391)	(3,793)
Non-GAAP operating expenses	$125,169	$96,639	$340,262	$288,650

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating income	$164,028	$135,566	$376,051	$372,167

Adjustments to reconcile total operating income to non-GAAP total operating income:
Stock-based compensation and related expenses*	52,416	33,603	156,889	108,604
Amortization of acquisition-related intangible assets	320	33	983	99
Deferred compensation plan expense (income)	4,035	(1,355)	9,474	4,178
Non-GAAP operating income	$220,799	$167,847	$543,397	$485,048

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OTHER INCOME, NET, TO NON-GAAP OTHER INCOME, NET
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total other income, net	$10,278	$2,289	$27,330	$14,129

Adjustments to reconcile other income, net to non-GAAP other income, net:
Deferred compensation plan expense (income)	(3,895)	1,611	(9,180)	(3,411)
Non-GAAP other income, net	$6,383	$3,900	$18,150	$10,718

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO NON-GAAP INCOME BEFORE INCOME TAXES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total income before income taxes	$174,306	$137,855	$403,381	$386,296

Adjustments to reconcile income before income taxes to non-GAAP income before income taxes:
Stock-based compensation and related expenses*	52,416	33,603	156,889	108,604
Amortization of acquisition-related intangible assets	320	33	983	99
Deferred compensation plan expense, net	141	256	294	767
Non-GAAP income before income taxes	$227,183	$171,747	$561,547	$495,766

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

2024 FOURTH QUARTER OUTLOOK
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited)

	Three Months Ending
	December 31, 2024
	Low	High
Gross margin	55.2%	55.8%
Adjustment to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation and other expenses	0.3%	0.3%
Non-GAAP gross margin	55.5%	56.1%

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ending
	December 31, 2024
	Low	High
Operating expenses	$170,700	$174,700
Adjustments to reconcile operating expenses to non-GAAP operating expenses:
Stock-based compensation and other expenses	(48,700)	(50,700)
Non-GAAP operating expenses	$122,000	$124,000